First Quarter 2018 Financial Results May 1, 2018 Exhibit 99.3

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward- looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, spending on grid modernization and other capital spending incurred prior to explicit regulatory approval; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire- related and mudslide-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions; • ability of EIX or SCE to borrow funds and access the bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns; • extreme weather-related incidents and other natural disasters, including earthquakes and events caused, or exacerbated, by climate change, such as wildfires; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure due to Community Choice Aggregators (CCAs); and • risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements 1

First Quarter Earnings Summary

	Q1 2018	Q1 2017	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$0.88	$1.07	$(0.19)
EIX Parent & Other	(0.21)	0.04	(0.25)
Discontinued Operations	–	–	–
Basic EPS	**$0.67**	**$1.11**	**$(0.44)**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other[2]	(0.13)	–	(0.13)
Discontinued Operations	–	–	–
Total Non-Core Items	**$(0.13)**	**$ –**	**$(0.13)**
Core Earnings Per Share (EPS)[1]			
SCE	$0.88	$1.07	$(0.19)
EIX Parent & Other	(0.08)	0.04	(0.12)
Core EPS[1]	**$0.80**	**$1.11**	**$(0.31)**

Key SCE EPS Drivers[3]		
Revenue[4]		$ –
- CPUC	(0.02)	
- FERC revenue	0.02	
Higher O&M		(0.10)
Higher net financing costs		(0.02)
Income taxes[5]		(0.04)
Other		(0.03)
- Property and other taxes	(0.01)	
- Other income and expenses	(0.02)	
Total core drivers		$(0.19)
Non-core items		–
Total		$(0.19)

Key EIX EPS Drivers	
EIX parent – Benefits on stock based comp in 2017 and tax reform	$(0.12)
Total core drivers	$(0.12)
Non-core items[2]	(0.13)
Total	$(0.25)

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Impact of hypothetical liquidation at book value (HLBV) accounting method and expected loss on sale of SoCore Energy
3. SCE's 2018 core EPS drivers other than income taxes are adjusted to reflect consistent tax rates; income tax line item reflects impact of change in tax rate
4. Excludes 2017 San Onofre revenue of $0.03, depreciation of $0.07, interest expense of $0.01 which was offset by income tax of $(0.11)
5. Excludes $0.10 of income tax benefits related to Tax Reform refunded to customers

Note: Diluted earnings were $0.67 and $1.10 per share for the three months ended March 31, 2018 and 2017, respectively.

Energy for What's Ahead® | 2

SCE Capital Expenditure Forecast

($ billions)

Traditional Capital Spending:
■ Distribution[1] ■ Transmission ■ Generation
Grid Modernization Capital Spending:
■ Grid Modernization [2]



$3.8
$4.2 [3]
$4.8
$4.7

	2017 (Actual)	2018	2019	2020
Prior Forecast	$3.8	$4.2	$4.8	$4.7
Delta	–	–	–	–

$13.7 Billion 2018-2020 Capital Program

- Capital expenditure forecast incorporates GRC, FERC and non-GRC CPUC spending
  - GRC decision pending; 2018 capital plan will allow SCE to ramp up its spending program over the three-year GRC period to meet ultimately authorized capital
  - 2018 Grid Modernization spending focused on safety and reliability[2]
  - Includes $119 million of non-GRC CPUC capital for mobile home pilot program, charge ready pilot, and priority review transportation electrification projects in 2018-2019
  - Does not reflect proposed decisions for Alberhill construction license, nor standard review transportation electrification projects; to be updated upon issuance of final decisions
- Authorized/Actual may differ from forecast
  - Since the 2009 GRC, CPUC has approved 81%, 89%, and 92% of capital requested, respectively
  - SCE has no prior approval experience on grid modernization capital spending and, therefore, prior results may not be predictive
  - Forecasted FERC capital spending subject to timely receipt of permitting, licensing, and regulatory approvals

1. Includes 2018 – 2020 capital expenditures of $105 million for Mobile Home Park, $49 million for Energy Storage, $10 million for Transportation Electrification, and $4 million for Charge Ready
2. 2017 and 2018 capital expenditures related to grid modernization are included in distribution capital expenditures
3. 2018 spending at budget levels; 2019-2020 are at request levels

Note: Forecasted capital spending includes CPUC, FERC and other spending. 2019-2020 based on 2018 CPUC GRC Tax Reform February Update testimony. See Capital Expenditure/Rate Base Detailed Forecast for further information, including potential investment excluded in forecasts. Delta represents change from February 2018 Business Update.

Energy for What's Ahead® | 3

SCE Rate Base Forecast – Request Level

($ billions)



Traditional
Grid Modernization
$26.2
$29.1
$31.8
$34.6
2017 (Authorized)
2018
2019
2020

	2017	2018	2019	2020
Prior Forecast	$26.2	$29.1	$31.8	$34.6
Delta	–	–	–	–

3-year CAGR of 9.7%

CPUC

- Rate base based on request levels from 2018 GRC Tax Reform February Update

FERC

- FERC rate base, including Construction Work in Progress (CWIP), is approximately 19% of SCE's rate base by 2020
- Reflects latest capital forecast and Incentive CWIP treatment for Alberhill, Mesa and Eldorado-Lugo-Mohave projects

Other

- Includes Tax Reform impact
- Includes mobile home pilot program, charge ready pilot, and priority review transportation electrification
- Excludes SONGS regulatory asset

Note: Weighted-average year basis. 2017 based on 2015 GRC decision. 2018-2020 CPUC based on 2018 GRC Tax Reform February Update testimony, FERC based on latest forecast and current tax law, "rate-base offset" for the 2015 GRC decision excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs. Delta represents change from February 2018 Business Update

Energy for What's Ahead® | 4

2018 SCE General Rate Case (GRC)

- 2018 GRC Application (A. 16-09-001) filed September 1, 2016
- Addresses CPUC jurisdictional revenue requirement for 2018-2020
  - ➢ Includes operating costs and capital investment
  - ➢ Excludes CPUC jurisdictional costs such as fuel and purchased power, cost of capital and other potential SCE capital projects (transportation electrification, Charge Ready, and storage outside of the GRC)
  - ➢ Excludes FERC jurisdictional transmission
- SCE's Updated Testimony for tax reform was filed February 16, 2018, and requests 2018 revenue requirement of $5.534 billion
  - ➢ $106 million decrease over 2017 GRC revenue requirement
  - ➢ Requests post test year GRC revenue requirement increases: $431 million in 2019 and $503 million in 2020
  - ➢ The requested increase represents an estimated 3% compound annual growth rate in total rates between 2017-2020
- GRC filing advances SCE strategy focusing on safety and reliability by continuing infrastructure investment and beginning grid modernization investments, mitigating customer rate impacts through lower operating costs



Estimated
2016
2017
2018
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
GRC Application Filed
Rebuttal
Intervenor Testimony
Evidentiary Hearings
Final Decision
Proposed Decision

Note: Schedule was set by CPUC, but excludes timing of final decision. The schedule is subject to change over the course of the proceeding.

Energy for What's Ahead® | 5

2018 Financial Assumptions ($ billions) SCE Capital Expenditures SCE Authorized Cost of Capital Other Items CPUC Return on Equity 10.3% CPUC Capital Structure 48% equity 43% debt 9% preferred FERC Return on Equity 11.5% with incentives (subject to refund pending FERC decision) EIX will provide 2018 earnings guidance after a final decision in the SCE 2018 General Rate Case Distribution $3.4 Transmission 0.6 Generation 0.2 2018 Plan $4.2 SCE Weighted Average Rate Base • FERC comprises about 20% of total rate base in 2018 • Based on GRC update submitted February 2018; incorporates impact of tax reform Traditional $28.8 Grid Mod 0.3 2018 Request $29.1 • Based on 2018 forecasted expenditures at SCE • Incremental wildfire insurance obtained at year-end at cost of ($0.29) per share; CPUC has not yet addressed recovery of these premiums or any other costs in excess of what has been requested in the GRC • Energy efficiency of $0.03 per share • Revenues recorded at 2017 levels until 2018 GRC decision is received (decision retroactive to January 1, 2018) • 2018 EIX Parent and Other core EPS guidance range: ($0.25) to ($0.30) per share  Holding company drag of 2 cents per share per month due to lower tax shield and higher interest expense  Includes EPS estimate for Edison Energy; continue to target breakeven run rate by year-end 2019 6 Note: All tax-affected information on this slide is based on our current combined statutory tax rate of approximately 28%.

Appendix 7

Earnings Non-GAAP Reconciliations 8 1. Impairment and other charges of $66 million ($48 million after-tax) in the first quarter of 2018 resulting from Edison International's agreement to sell SoCore Energy to a third party. The net assets of SoCore Energy have been recorded at fair value, less expected transaction costs 2. Includes income related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method of $6 million ($4 million after-tax) for the first quarter ended March 31, 2018, compared to income of $1 million (less than $1 million after-tax) for the same periods in 2017. Note: See Use of Non-GAAP Financial Measures. ($ millions) Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings Attributable to Edison International Q1 2018 Q1 2017 SCE $286 $349 EIX Parent & Other (68) 13 Basic Earnings $218 $362 Non-Core Items SCE $ – $ – EIX Parent & Other1,2 (44) – Total Non-Core $(44) $ – Core Earnings SCE $286 $349 EIX Parent & Other (24) 13 Core Earnings $262 $362

EIX Core EPS Non-GAAP Reconciliations 9 Reconciliation of Edison International Basic Earnings Per Share to Edison International Core Earnings Per Share Note: See Use of Non-GAAP Financial Measures. Earnings Per Share Attributable to Edison International 2015 2016 2017 CAGR Basic EPS 3.13 $4.02 $1.73 (26%) Non-Core Items SCE Write down, impairment and other charges (1.18) — (1.38) Re-measurement of deferred taxes — — (0.10) Insurance recoveries 0.04 — — Edison International Parent and Other Re-measurement of deferred taxes — — (1.33) Edison Capital sale of affordable housing portfolio 0.03 — — Income from allocation of losses to tax equity investor 0.03 0.02 0.04 Discontinued operations 0.11 0.03 — Less: Total Non-Core Items (0.97) 0.05 (2.77) Core EPS $4.10 $3.97 $4.50 5%

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Senior Manager (626) 302-5493 allison.bahen@edisonintl.com 10